Exhibit 5.13

CONSENT

TO:	Western Copper and Gold Corporation

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Newfoundland and Labrador Securities Commission

Nova Scotia Securities Commission

Prince Edward Island Securities Office

Register of Securities – Department of Justice – Yukon Territory

Securities Registry – Department of Justice – Northwest Territories

Legal Registries Division – Government of Nunavut

Toronto Stock Exchange

RE:	Western Copper and Gold Corporation (the “Company”)

Consent of Expert

Reference is made to the final short form base shelf prospectus of the Company dated November 2, 2020 and the documents incorporated by reference therein, including the Company’s annual information form for the year ended December 31, 2019 (collectively, the “Prospectus”) and to the Company’s Registration Statement on Form F-10 (File No. 333-241689) (the “Registration Statement”) and to the technical report entitled “Western Copper and Gold Corporation, Casino Project, Updated Mineral Resource Statement, Form 43-101F1 Technical Report, Yukon, Canada” dated effective July 3, 2020 and issued on October 26, 2020 (the “Report”).

I hereby:

1.	consent to:

a.	the public filing of the Report;

b.	being named in the Prospectus and the Registration Statement, as an author of the Report; and

c.

the use any extracts from and/or a summary of the Report in the Prospectus and the Registration Statement and to the incorporation of the Report by reference into the Prospectus and the Registration Statement; and

2.	confirm that I have read the Prospectus and that:

a.	it fairly and accurately represents the information in the sections of the Report for which I am responsible; and

b.

I have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report.

Dated this 2nd day of November, 2020.

/s/ Lauire M. Tahija
Lauire M. Tahija, MMSA-QP